UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2011

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Northup Way, Suite 103, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 23, 2011 eMagin Corporation  (the “Company”) received a deficiency letter from the NYSE Amex LLC (the “Exchange”) notifying the Company that because it has not yet filed its 10-Q  for the quarter ended June 30, 2011 with the Securities and Exchange Commission, which it was required to file by August 22, 2011, it was not in compliance with  Sections 134 and 1101 of the NYSE Amex Company Guide (the “Company Guide") and as a result it was in material violation of its listing agreement with the Exchange.

In order to maintain its listing, the Company must submit a plan by September 6, 2011 advising the Exchange of action it has taken, or will take, that will bring the Company into compliance with Sections 134 and 1101 of the Company Guide no later than November 23, 2011 (the “Plan”).  If the Plan is not submitted by the Company or is not accepted by the Exchange, the Company will be subject to delisting proceedings.  The Company believes that its  10-Q for the quarter ended June 30, 2011 will be filed with the Securities and Exchange Commission in the near future and that it will regain compliance with the Exchange’s continued listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: August 26, 2011	By:	/s/ Paul Campbell
Paul Campbell
Chief Financial Officer

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